Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation,

(2)
Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the GL International, Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-137212) pertaining to the Columbus McKinnon Corporation 2006 Long Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-168777) pertaining to the Columbus McKinnon Corporation 2010 Long Term Incentive Plan, and

(5)	Registration Statement (Form S-4 No. 333-173296) of Columbus McKinnon Corporation;

of our reports dated May 27, 2011 with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation, included in this Annual Report (Form 10-K) for the year ended March 31, 2011.

/s/ Ernst & Young LLP

Buffalo, New York
May 27, 2011